SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report(Date of earliest event reported):
                       April 19, 1999 (September 29, 1998)

                            Sovran Self Storage, Inc.
             (Exact name of Registrant as specified in its charter)

                        Commission File Number: 1-13820

Maryland                                                     16-1194043
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

5166 Main Street
Williamsville, NY 14221
(Address of principal executive offices)  (Zip code)

                                 (716) 633-1850
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

          Sovran Self Storage, Inc. (the "Company") consummated during the period September 29, 1998 through February 17, 1999, the acquisition of 11 self-storage facilities (the "Acquired Facilities") through Sovran Acquisition Limited Partnership, (the "Operating Partnership"), a limited partnership controlled by the Company. The 11 facilities totaling approximately 638,000 square feet are located in 5 states and were purchased for approximately $27.3 million.

         All of the facilities were acquired from unaffiliated third parties. The acquisitions were funded by cash generated from operations and borrowings under the Company's line of credit and term note. Each of the facilities acquired was used by the seller as a self-storage facility prior to its acquisition by the Company, and the Company intends to continue the use of all facilities for that purpose. The Company's management determined the contract price through arms-length negotiations, after taking into consideration such factors as: the age and condition of the facility; the projected amounts of maintenance costs; anticipated capital improvements; the facility's current revenues; comparable facilities competing in the applicable market; market rental rates for comparable facilities; the occupancy rate of the facility; and the estimated amount of taxes, utility costs, personnel costs and other anticipated expenses.

         The details of the acquisitions including location, seller, acquisition date, price and square feet are included in the 8-K Report dated March 3, 1999.

Item 7.  Financial Statements and Exhibits

                                                                            Page

(a) Financial Statements Applicable to Real Estate Properties Acquired

    * Report of Independent Auditors                                          4
    * Acquired Facilities Historical Summaries of Combined Gross Revenue
         and Direct Operating Expenses for the year ended December 31, 1998   5
    * Acquired Facilities Notes to Historical Summaries of Combined
         Gross Revenue and Direct Operating Expenses                          6


(b) Pro Forma Financial Information

    * Sovran Self Storage, Inc., Pro Forma Combined Financial Information     8
    * Sovran Self Storage, Inc., Pro Forma Combined Balance Sheet as of
         December 31, 1998                                                    9
    * Sovran Self Storage, Inc., Pro Forma Combined Statement of Operations
         for the Year ended December 31, 1998                                10
    * Sovran Self Storage, Inc., Notes to Pro Forma Combined Financial
         Statements                                                          11


(c) Exhibits

    Exhibit No.       Description

    23                Consent of Independent Auditors, Ernst & Young LLP.    13
    27                Financial Data Schedule                                14

Report of Independent Auditors


Board of Directors
Sovran Self Storage, Inc.


We have audited the accompanying Historical Summaries of Combined Gross Revenue and Direct Operating Expenses (the "Historical Summaries") for five self storage facilities (the "Acquired Facilities") as described in Note 1, for the year ended December 31, 1998. These Historical Summaries are the responsibility of the management of Sovran Self Storage, Inc. Our responsibility is to express an opinion on the Historical Summaries based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summaries. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K/A of Sovran Self Storage, Inc. as described in Note 1, and are not intended to be a complete presentation of the Acquired Facilities' revenue and expenses.

In our opinion, the Historical Summaries referred to above present fairly, in all material respects, the combined gross income and direct operating expenses of the Acquired Facilities for the year ended December 31, 1998, in conformity with generally accepted accounting principles.


/S/ Ernst & Young LLP

Buffalo, New York
April 13, 1999



                               Acquired Facilities

                     Historical Summaries of Combined Gross
                      Revenue and Direct Operating Expenses

                                 (in thousands)


                                                                     Year Ended
                                                                    December 31,
                                    Year Ended December 31, 1998        1997
                                 ----------------------------------   ----------
                                        5          6                5 Facilities
                                    Acquired    Acquired             Acquired in
                                   Facilities  Facilities  Total 11     1998
                                    (audited) (unaudited) Facilities (unaudited)
                                 -----------------------------------   --------

Revenues:
  Rental income .....................    $1,868    $1,704    $3,572    $1,516
  Other income ......................        13        29        42        15
                                         ------    ------    ------    ------
    Total revenue ...................     1,881     1,733     3,614     1,531

Direct Operating Expenses:
  Property operations and maintenance       311       421       732       379
  Real estate taxes .................        43       157       200       155
                                         ------    ------    ------    ------
    Total direct operating expenses .       354       578       932       534
                                         ------    ------    ------    ------

Revenue in excess of direct operating
     expenses .......................    $1,527    $1,155    $2,682    $  997
                                         ======    ======    ======    ======


See accompanying notes.

                               Acquired Facilities
                 Notes to Historical Summaries of Combined Gross
                      Revenue and Direct Operating Expenses
                                 (in thousands)

1.       Basis of Presentation

The historical summaries of combined gross revenue and direct operating expenses (the "Historical Summaries") relate to the operations of the 11 facilities acquired since September 29, 1998. These 11 facilities, have been acquired from unaffiliated third parties by Sovran Acquisition Limited Partnership (the "Operating Partnership") for an aggregate purchase price of $27.3 million. The general partner of the Operating Partnership is Sovran Self Storage, Inc. (the "Company").

The information presented for the year ended December 31, 1998, represents the 12-month period ended December 31, 1998, or a representative fiscal period. In those instances where a fiscal period is used, the difference in gross revenue and direct operating expenses are not considered to be material. Amounts shown for facilities acquired in 1998 include revenue and expenses for the period the facilities were not owned by the Company in 1998. Revenues and expenses for 1998 acquisitions subsequent to being purchased are included in the Company's consolidated financial statements.

The historical summaries of combined gross revenue and direct operating expenses for the year ended December 31, 1997, relates to the 5 facilities acquired in 1998 as identified below. This information is presented in order to comply with the rules and regulations of the Securities and Exchange Commission which requires that the most recent full year be presented. The historical summaries shown for these properties for the year ended December 31, 1998 relates only to the period the 5 properties were not owned in 1998, and not a full year of activity.

The Historical Summaries have been prepared to comply with the rules and regulations of the Securities and Exchange Commission for real estate operations to be acquired. The Historical Summaries are not representative of the actual operations for the periods presented, as certain expenses which may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the 11 facilities have been excluded. Expenses excluded consist of management fees, interest, depreciation and amortization, and other indirect costs not directly related to the future operations of the 11 facilities. Rental income is recognized when due from occupants. Expenses are recognized on the accrual basis.

5 Facilities - Audited
Location                            Date of Acquisition
-------------------------------------------------------

Lafayette, LA (5 facilities)             2/17/99



6 Facilities - Unaudited

Location                            Date of Acquisition
-------------------------------------------------------

Dallas, TX                               9/29/98
Dallas, TX                               10/9/98
Cincinnati, OH                          11/19/98
Jackson, MS                              12/1/98
Houston, TX                             12/15/98
Providence, RI                            2/2/99

                              Acquired Facilities
                Notes to Historical Summaries of Combined Gross
                     Revenue and Direct Operating Expenses
                                 (in thousands)



2.       Use of Estimates

The preparation of the Historical Summaries in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                           Sovran Self Storage, Inc.
                    Pro Forma Combined Financial Information


The following unaudited Pro Forma Combined Balance Sheet as of December 31, 1998 and unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1998, have been prepared to reflect the Company's acquisition of self storage facilities and the adjustments described in the accompanying notes. The pro forma combined financial information is based on the historical financial statements of Sovran Self Storage, Inc. included in the Company's 1998 Annual Report to Shareholders, and should be read in conjunction with those financial statements and notes thereto. The Pro Forma Combined Balance Sheet was prepared as if the 6 facilities that were purchased after December 31, 1998, were acquired at that date. The Pro Forma Combined Statements of Operations were prepared as if the 50 self-storage facilities acquired in 1998 and the 6 facilities acquired in 1999 were purchased at the beginning of 1998. The combined pro forma financial information is not necessarily indicative of the financial position or results of operations which actually would have occurred if such transactions had been consummated on the dates described, nor does it purport to represent the Company's future financial position or results of operations.




                            Sovran Self Storage, Inc.
                        Pro Forma Combined Balance Sheet
                                December 31, 1998
                                 (in thousands)
                                   (unaudited)


                                         Sovran        6 Facilities   Sovran
                                     Self Storage,Inc.   Acquired  Self Storage,
                                       Historical        in 1999       Inc.
                                         (Note 1)        (Note 2)    Pro Forma
                                    --------------------------------------------

Assets
  Investments in storage facilities, net . $ 481,163     $  15,310    $ 496,473
  Cash and cash equivalents ..............     2,984             -        2,984
  Accounts receivable ....................     1,699             2        1,701
  Prepaid expenses and other assets ......     4,278             -        4,278
                                           ---------     ---------    ---------
     Total Assets ........................ $ 490,124     $  15,312    $ 505,436
                                           =========     =========    =========

Liabilities
  Line of credit ......................... $ 112,000     $  15,189    $ 127,189
  Term note ..............................    75,000             -       75,000
  Accounts payable and accrued liabilities     3,542            13        3,555
  Deferred revenue .......................     2,943           110        3,053
  Accrued dividends ......................     6,895             -        6,895
  Mortgage payable .......................     3,059             -        3,059
                                           ---------     ---------    ---------
     Total Liabilities ...................   203,439        15,312      218,751

  Minority interest ......................    24,020             -       24,020

Shareholders' Equity
  Common stock $.01 par value ............       124             -          124
  Additional paid-in capital .............   274,638             -      274,638
  Unearned restricted stock ..............      (418)            -         (418)
  Dividends in excess of net income ......    (9,689)            -       (9,689)
  Treasury stock at cost, 75,700 shares ..    (1,990)            -       (1,990)
                                           ---------     ---------    ---------
     Total Shareholders' Equity ..........   262,665             -      262,665
                                           ---------     ---------    ---------
Total Liabilities and Shareholders' Equity $ 490,124     $  15,312    $ 505,436
                                           =========     =========    =========

See notes to pro forma financial information.



                            Sovran Self Storage, Inc.
                        Pro forma Statement of Operations
                          Year Ended December 31, 1998
                  (in thousands, except per share information)
                                   (unaudited)


                                                             45 Facilities   5 Facilities   6 Facilities
                                                              Acquired in     Acquired in     Acquired
                                                              Year Ended      Year Ended   Subsequent to
                                                Sovran       December 31,    December 31,  December 31,
                                          Self Storage, Inc.     1998            1998          1998                       Pro forma
                                              Historical      Previously     Included in   Included in     Pro forma       Sovran
                                                               Reported       this 8-K/A    this 8-K/A    Adjustments  Self Storage,
                                             (Note 1)          (Note 3)        (Note 3)      (Note 3)        (Note 4)        Inc.
                                            ----------------------------------------------------------------------------------------

Revenues
     Rental income ........................     $ 68,231      $  6,085      $  1,367      $  2,205        $   -           $ 77,888
     Interest and other income ............        1,129           124            16            26            -              1,295
                                                   -----           ---            --            --          ---             ------

     Total revenue ........................       69,360         6,209         1,383         2,231            -             79,183

Expenses
     Property operations and maintenance ..       13,793         1,440           343           389            -             15,965
     Real estate taxes ....................        5,659           543           131            69            -              6,402
     General and administrative ...........        4,849            46             5             -            5(a)           4,905
     Interest .............................        9,601         2,694           681             -        1,010(b)          13,986
     Depreciation and amortization ........       10,303         1,001           205             -          314(c)          11,823
                                                  ------         -----           ---           ---          ---             ------

     Total expenses .......................       44,205         5,724         1,365           458        1,329             53,081
                                                  ------         -----         -----           ---        -----             ------


Income before minority interest and
     extraordinary item ...................       25,155           485            18         1,773       (1,329)            26,102
Minority interest .........................       (1,258)         (398)           (1)            -          (29)(d)         (1,686)
                                                  ------          ----            --           ---          ---             ------

Income before extraordinary item ..........       23,897            87            17         1,773       (1,358)            24,416
Extraordinary item - extinguishment of debt         (357)            -             -             -            -               (357)
                                                    ----           ---           ---           ---          ---                ---


Net income ................................     $ 23,540      $     87      $     17      $  1,773     $ (1,358)          $ 24,059
                                                ========      ========      ========      ========     ========           ========


Earnings per share before extraordinary
  item - basic ............................     $    1.94                                                               $   1.98 (e)
Extraordinary item ........................          0.03                                                                   0.03
                                                ---------                                                               ---------
Earnings per share - basic ................     $    1.91                                                               $   1.95

Earnings per share - diluted ..............     $    1.91                                                               $   1.95

Distributions declared per share ..........     $    2.20                                                               $   2.20

Shares used in basic per share calculation     12,293,842                                                              12,312,756

                            Sovran Self Storage, Inc.
                Notes to Pro Forma Combined Financial Statements
                      (in thousands, except per share data)
                                   (unaudited)


1.       Sovran Self Storage Historical

The consolidated balance sheet and statement of operations as of and for the year ended December 31, 1998, include the accounts of Sovran Self Storage, Inc. (the "Company"), Sovran Acquisition Limited Partnership (the "Operating Partnership"), and Sovran Holdings, Inc., a wholly-owned subsidiary of the Company.


2.       Balance Sheet - Pro Forma Adjustments -6 facilities acquired in 1999

These adjustments reflect the 6 acquisitions that occurred subsequent to December 31, 1998, that were not included in the Sovran Self Storage historical December 31, 1998 balance sheet. The cash portion of the purchase price is considered to be an increase in the amounts outstanding under the Company's line of credit.


3.       Statement of Operations December 31, 1998

45 Facilities Acquired in Year Ended December 31, 1998 Previously Reported
The statements of operations for the 45 acquisitions prior to December 31, 1998 reflect the results of operations for these facilities for the period not owned by the Company during the year ended December 31, 1998.

5 Facilities Acquired in Year Ended December 31, 1998 Included in this 8-K/A
The statements of operations for the 5 acquisitions prior to December 31, 1998 reflect the results of operations for these facilities for the period not owned by the Company during the year ended December 31, 1998 which are reported in the Historical Summaries of Combined Gross Revenue and Direct Operating Expenses included elsewhere herein.

6 Facilities Acquired Subsequent to December 31, 1998 Included in this 8-K/A
The statements of operations for the 6 Acquired Facilities reflect the results of operations for these facilities for the year ended December 31, 1998, which are reported in the Historical Summaries of Combined Gross Revenue and Direct Operating Expenses included elsewhere herein.


4.       Pro Forma Adjustments - Statement of Operations

(a) To reflect an estimated increase in general and administrative expenses based on results subsequent to acquisition.

(b) To reflect interest expense on the line of credit utilized to fund the purchase of the acquired facilities.

(c) To record additional depreciation expense related to the facilities based on a 39-year life.

(d) To adjust minority interest based on adjustments to net income of the Company.

(e) Pro forma earnings per share calculated as if the shares outstanding at December 31, 1998 had been outstanding for the entire period presented.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                       Sovran Self Storage, Inc.

April 19, 1999                       By:/S/ David L. Rogers
Date                                     David L. Rogers, Secretary and
                                           Chief Financial Officer